SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Exchange
                                 Act of 1934


        Date of Report (Date of earliest event reported) May 15, 1998


                                 MEDICORE, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


           Florida                  0-6906                 59-0941551
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(State or other jurisdiction     (Commission             (IRS Employer
      of incorporation)           File Number)         Identification No.)


     2337 West 76th Street, Hialeah, Florida                33016
    ----------------------------------------             ----------
    (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code (305) 558-4000
                                                       --------------

Item 5.  Other Events

     The Company together with its 63% owned public subsidiary, Techdyne, Inc. ("Techdyne"), have retained The Investor Relations Group ("IRG") as of May 15, 1998 to provide it and Techdyne with investor relations and corporate communications services. The agreement is cancelable on 30 days notice after the first 90 days. In addition to a monthly retainer fee and maintenance of an expense account, the Company has granted options to IRG for 20,000 shares of its common stock exercisable for three years through May 14, 2001 at $2.25 per share. The options vest and may be exercisable quarterly on the basis of 25% at the end of each quarter commencing June 30, 1998. Should the investor relations agree-ment terminate prior to its expiration, non-vested options are ter-minated.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

     (a)  Financial statements of businesses acquired

          Not Applicable

     (b)  Pro forma financial information

          Not Applicable

     (c)  Exhibits

          (10)  Material Contracts

                (i)  Form of Stock Option(1)

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(1) Options were granted to four persons and are the same except as to amounts and vesting dates.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MEDICORE, INC.

                                     /s/ Thomas K. Langbein
                                  By----------------------------------
                                     THOMAS K. LANGBEIN, Chairman
                                     of the Board, Chief Executive
                                     Officer and President

Dated:  May 26, 1998